EXHIBIT 10.2

US BANK LOGO APPEARS HERE

BUSINESS LOAN AGREEMENT

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Borrower:	NUTECH DIGITAL, INC. 15210 KESWICK STREET VAN NUYS, CA 91405	Lender:	U.S. Bank National Association 15910 Ventura Boulevard Encino, CA 91436

THIS BUSINESS LOAN AGREEMENT between NUTECH DIGITAL, INC. (“Borrower”) and U.S. Bank National Association (“Lender”) is made and executed on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans and other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. All such loans and financial accommodations, together with all future loans and financial accommodations from Lender to Borrower, are referred to in this Agreement individually as the “Loan” and collectively as the “Loans.” Borrower understands and agrees that: (a) in granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in this Agreement; (b} the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and (c) all such Loans shall be and shall remain subject to the following terms and conditions of this Agreement.

TERM.    This Agreement shall be effective as of March 20, 2001, and shall continue thereafter until all Indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement in writing.

DEFINITIONS.    The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Agreement.     The word “Agreement” means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower.    The word “Borrower” means NUTECH DIGITAL, INC. “The word “Borrower” also includes, as applicable, all subsidiaries and affiliates of Borrower as provided below in the paragraph titled “Subsidiaries and Affiliates.”

CERCLA.    The word “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

Cash Flow.    The words “Cash Flow” mean net income after taxes, and exclusive of extraordinary gains and income, plus depreciation and amortization.

Collateral.    The word “Collateral” means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed or trust, assignment, pledge, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Debt.    The word “Debt” means all of Borrower’s liabilities excluding Subordinated Debt.

ERISA.    The word “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Event of Default.     The words “Event of Default” mean and include without limitation any of the Events of Default set forth below in the section titled ‘EVENTS OF DEFAULT.’

Grantor.    The word “Grantor” means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the indebtedness, including without limitation all Borrowers granting such a Security Interest.

Guarantor.    The word “Guarantor” means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with any Indebtedness.

Indebtedness.    The word “Indebtedness” means and includes without limitation all Loans, together with all other obligations. debts and liabilities of Borrower to Lender, or anyone or more of them, as well as all claims by Lender against Borrower, or anyone or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.

Lender.    The word “Lender” means U.S. Bank National Association, its successors and assigns.

Liquid Assets.    The words “Liquid Assets” mean Borrower’s cash on hand plus Borrower’s readily marketable securities.

Loan.    The word “Loan” or “Loans” means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note.    The word “Note” means and includes without limitation Borrower’s promissory note or notes, if any, evidencing Borrower’s Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.

Permitted Liens.    The words “Permitted Liens” mean: (a) liens and security interests securing Indebtedness owed by Borrower to Lender; (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (d) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled “Indebtedness and Liens”; (e) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (f) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.

Related Documents.    The words “Related Documents” mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Security Agreement.    The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest.    The words “Security Interest” mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

SARA.    The word “SARA” means the Superfund Amendments and Reauthorization Act of 1986 as now or hereafter amended.

Subordinated Debt.    The words “Subordinated Debt” mean indebtedness and liabilities of Borrower which have been subordinated by written agreement to indebtedness owed by Borrower to Lender in form and substance acceptable to Lender.

Tangible Net Worth.    The words “Tangible Net Worth” mean Borrower’s total assets excluding all intangible assets {i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less total Debt.

Working Capital.    The words “Working Capital” mean Borrower’s current assets, excluding prepaid expenses, less Borrower’s current liabilities.

CONDITIONS PRECEDENT TO EACH ADVANCE.    Lender’s obligation to make the initial Loan Advance and each subsequent Loan Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents.    Borrower shall provide to Lender in form satisfactory to Lender the following documents for the Loan: (a) the Note, (b) Security Agreements granting to Lender security interests in the Collateral, (c) Financing Statements perfecting Lender’s Security Interests; (d) evidence of insurance as required below; and (e) any other documents required under this Agreement or by Lender or its counsel, including without limitation any guaranties described below.

Borrower’s Authorization.    Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents, and such other authorizations and other documents and instruments as Lender or its counsel, in their sole discretion, may require.

Payment of Fees and Expenses.    Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties.    The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default.    There shall not exist at the time of any advance a condition which would constitute an Event of Default under this Agreement.

REPRESENTATIONS AND WARRANTIES.    Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization.    Borrower is a corporation which is duly organized, validity existing, and in good standing under the laws of the State of California and is validly existing and in good standing in all states in which Borrower is doing business. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its businesses or financial condition.

Authorization.    The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

Financial Information.    Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect.    This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties.    Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower’s properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower’s properties are titled in Borrower’s legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

Hazardous Substances.    The terms “hazardous waste,” “hazardous substance,” “disposal,” “release,” and “threatened release,” as used in this Agreement, shall have the same meanings as set forth in the “CERCLA,” “SARA,” the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et sec., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (a) During the period of Borrowers ownership of the properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release or any hazardous waste or substance by any person on, under, about or from any or the properties. (b) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal release, or threatened release of any hazardous waste or substance on, under, about or from the properties by any prior owners or occupants of any of the properties, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters. (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes Lender and its agents to enter upon the properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the properties with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower’s expense and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower’s due diligence in investigating the properties for hazardous waste and hazardous substances. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the properties. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

Litigation and Claims.    No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes.    To the best of Borrower’s knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority.    Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Note, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect.    This Agreement, the Note, all Security Agreements directly or indirectly securing repayment of Borrower’s Loan and Note and all of the Related Documents are binding upon Borrower as well as upon Borrower’s successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Commercial Purposes.    Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

Employee Benefit Plans.    Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, (iii) no steps have been taken to terminate any such plan, and (iv) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

Location of Borrower’s Offices and Records.    Borrower’s place of business, or Borrower’s chief executive office, if Borrower has more than one place of business, is located at 15210 KESWICK STREET, VAN NUYS, CA 91405. Unless Borrower has designated otherwise in writing this location is also the office or offices where Borrower keeps its records concerning the Collateral.

Information.    All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and any information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

Survival of Representations and Warranties.    Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower’s indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

AFFIRMATIVE COVENANTS.    Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

Litigation.    Promptly inform Lender in writing of (a) all material adverse changes in Borrower’s financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records.    Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and audit Borrowers books and records at all reasonable times.

Financial Statements.    Furnish Lender with, as soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower’s balance sheet and income statement for the year ended, reviewed by a certified public accountant satisfactory to Lender, and, as soon as available, but in no event later than forty five (45) days after the end of each fiscal quarter, Borrower’s balance sheet and profit and loss statement for the period ended, prepared and certified as correct to the best knowledge and belief by Borrower’s chief financial officer or other officer or person acceptable to Lender. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information.    Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower’s financial condition and business operations as Lender may request from time to time.

Financial Covenants and Ratios.    Comply with the following covenants and ratios:

Tangible Net Worth.    Maintain a minimum Tangible Net Worth of not less than $400,000.00.

Current Ratio.    Maintain a ratio of Current Assets to Current Liabilities in excess of 1.10 to 1.00.

Income.    Maintain not less than the following income level: Company to report profits at Fiscal Year End, after officers’ compensation, taxes, advances, withdrawals. and distributions.

The following provisions shall apply for purposes of determining compliance with the foregoing financial covenants and ratios: Compliance with the foregoing ratios/amounts shall be determined by calculating the ratios/amounts as of the end of each fiscal quarter. Except as provided above, an computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Insurance.    Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least ten (10) days’ prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

Insurance Reports.    Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such Information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Guaranties.    Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, executed by the guarantor named below, on Lender’s forms, and in the amount and under the conditions spelled out in those guaranties.

Guarantor	Amount
LEE KASPER	Unlimited

Other Agreements.    Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Fees and Charges.    In addition to all other agreed upon fees and charges, pay the following: $2,563.00.

Loan Proceeds.    Use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by Lender writing.

Taxes, Charges and Liens.    Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments. taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower’s properties, income, or profits,

Performance.    Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Related Documents.

Operations.    Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower’s employee benefit plans.

Inspection.    Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

Compliance Certificate.    Unless waived in writing by Lender, provide Lender NOT REQUIRED and at the time of each disbursement of Loan proceeds with a certificate executed by Borrower’s chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

Environmental Compliance and Reports.    Borrower shall comply in all respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances.    Make, execute and deliver to Lender such promissory note, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

RECOVERY OF ADDITIONAL COSTS.    If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except U.S. federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (a) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (b) reduce the amounts payable to Lender under this Agreement or the Related Documents, or (c) reduce the rate of return on Lender’s capital as a consequence of Lender’s obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefore, within five (5) days after Lender’s written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error,

NEGATIVE COVENANTS.    Borrower covenants and agrees with lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens.    (a) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (b) except as allowed as a Permitted Lien, sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s assets, or (c) sell with recourse any of Borrower’s accounts, except to Lender.

Continuity of Operations.    (a) Engage in any business activities substantially different than those in which Borrower is presently engaged, (b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, (c) pay any dividends on Borrower’s stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a “Subchapter S Corporation” (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of stock of Borrower, or (d) purchase or retire any of Borrower’s outstanding shares or alter or amend Borrower’s capital structure.

Loans, Acquisitions and Guaranties.    (a) Loan, invest in or advance money or assets, (b) purchase, create or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surety or guarantor other than in the ordinary course of business.

CESSATION OF ADVANCES.    If Lender has made any commitment to make any Loan to Borrower, whether under his Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower or any Guarantor becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrower’s financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender; or (e) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

ADDITIONAL FINANCIAL COVENANTS AND RATIOS. NET WORTH RATIO.    Maintain a ratio of Total Liabilities to Tangible Net Worth of less than 8.00 to 1.00, to be reduced to 6.00 to 1.00 at June 30, 2001 and to 4.50 to 1.00 by Fiscal Year End December 31, 2001. The Leverage Ratio is defined as total liabilities divided by tangible net worth.

AGING AND LISTING OF ACCOUNTS RECEIVABLE (AND PAYABLE).    Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower shall deliver to Lender twenty (20) days after the end of each quarter, a detailed aging of Borrower’s accounts and contracts receivable and accounts payable as of the last day of that quarter, together with an explanation of any adjustments made at the end of that quarter all in a form acceptable to Lender.

INVENTORY REPORT.    Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower shall deliver to Lender within twenty (20) days after the end of each quarter, a detailed listing of the Inventory of Borrower as of the last day of that quarter, prepared in a form acceptable to Lender.

BORROWER’S SUBMISSION OF TAX RETURNS.    Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will furnish to Lender, no later than thirty (30) days after filing thereof, a copy of Borrowers filed federal tax return (including all applicable schedules).

GUARANTOR’S SUBMISSION OF FINANCIAL STATEMENTS AND TAX RETURNS.    Borrower covenants and agrees with Lender that, while this Agreement is in effect, Guarantor will furnish to Lender the following: 1) As soon as available, but in no event later than March 31st of each year, Guarantor’s personal financial statement for such yearly period, prepared and certified as correct to the best knowledge and belief by Guarantor. 2) No later than thirty (30) days after filing thereof, a copy of Guarantor’s filed federal tax return (including all applicable schedules and K-1s).

ADDITIONAL FINANCIAL PROVISIONS.    No consecutive quarterly losses allowed. ADDITIONAL PROVISIONS.

1)  US Bank National Association to hold a first priority interest on the company’s assets. SBA loan to fully subordinate their interest to the bank prior to funding,

2)  Subject to review of CPA prepared financial statements as of Fiscal Year End December 31, 2000.

3)  Verification of Guarantor’s liquid assets reflecting minimum liquidity of $200,000.00.

RIGHT OF SETOFF.    Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower’s right, title and interest in and to, Borrower’s accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

EVENTS OF DEFAULT.    Each of the following shall constitute an Event of Default under this Agreement:

Default on Indebtedness.    Failure of Borrower to make any payment when due on the Loans.

Other Defaults.    Failure of Borrower or any Guarantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties.    Should Borrower or any Guarantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s or any Guarantor’s ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements.    Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Guarantor under this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter.

Defective Collateralization.    This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

Insolvency.    The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.    Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Guarantor against any collateral securing the Indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrower’s deposit accounts with Lender.

Events Affecting Guarantor.    Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Change In Ownership.    Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change.    A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity.    Lender, in good faith, deems itself insecure.

EFFECT OF AN EVENT OF DEFAULT.    If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS.    The following miscellaneous provisions are a part of this Agreement:

Amendments.    This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law.    This Agreement has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Sacramento County, the State of California. Subject to the provisions on arbitration, this Agreement shall be governed by and construed in accordance with the laws of the State of California.

Arbitration.    Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal properly, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Lender and Borrower agree that in the event of an action for judicial foreclosure pursuant to California Code of Civil Procedure Section 726, or any similar provision in any other state, the commencement of such an action will not constitute a waiver of the right to arbitrate and the court shall refer to arbitration as much of such action, including counterclaims, as lawfully may be referred to arbitration. judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

Caption Headings.    Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation.    Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Costs and Expenses.    Borrower agrees to pay upon demand all of Lender’s expenses, including without limitation attorneys’ fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

Notices.    All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower’s current address(es).

Severability.    If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

Subsidiaries and Affiliates of Borrower.    To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used herein shall include all subsidiaries and affiliates of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower.

Successors and Assigns.    All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival.    All warranties. representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender’s behalf.

Time Is of the Essence.    Time is of the essence in the performance of this Agreement.

Waiver.    Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any obligations of Borrower or of any Guarantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF MARCH 20, 2001.

BORROWER:

NUTECH DIGITAL, INC.

By:	/s/ LEE KASPER
LEE KASPER, PRESIDENT SECRETARY

LENDER:

U.S. Bank National Association

By:	/s/
Authorized Officer

Due April 30th 2003

Customer # 6517305943
Loan # 18/26

AMENDMENT TO LOAN AGREEMENT AND NOTE

This amendment (the “Amendment”) dated as of the date specified below, is by and between the borrower (the “Borrower”) and the bank (the “Bank”) identified below.

RECITALS

A.    The Borrower and the Bank have executed a Loan Agreement (the “Agreement”) dated MARCH 20, 2001 and the Borrower has executed a Note (the “Note”), dated MARCH 20, 2001, either or both which may have been amended from time to time, and the Borrower (and if applicable, certain third parties) have executed the collateral documents which may or may not be identified in the Agreement and certain other related documents (collectively the “Loan Documents”), setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time in the original amount of $ 500,000.00, as may be amended from time to time.

B.    The Borrower has requested that the Bank permit certain modifications to the Agreement and Note as described below.

C.    The Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

TERMS OF AGREEMENT

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Borrower and the Bank agree as follows:

☒  Extension of Maturity Date.    If checked here, any references in the Agreement or Note to the maturity date or date of final payment are hereby deleted and replaced with “APRIL 30, 2003”.

☒  Change in Maximum Loan Amount.    If checked here, all references to “$ 500,000.00” in the Agreement and in the Note (whether or not numerically) as the maximum loan amount which may be borrowed from time to time are hereby deleted and replaced with “$ 650.000.00”.

☐  Change in Multiple Advance Termination Date.    If checked here, all references to “ N/A” as the termination date for multiple advances are hereby deleted and replaced with “N/A”.

Change in Financial Covenant(s).

(i)  ☐   If checked here, all references to “$            ” in the Agreement as the minimum Net Working Capital amount are hereby deleted and replaced with “$            ” for the period beginning             and thereafter.

(ii)  ☒  If checked here, all references to “$400,000.00” in the Agreement as the minimum Tangible Net Worth amount are hereby deleted and replaced with “$1,000,000.00”, for the period beginning 03/20/02 and thereafter.

(iii)  ☒  If checked here, all references to “4.50 TO 1.00” in the Agreement as the maximum Debt to Worth Ratio are hereby deleted and replaced with “4.00 TO 1.00” for the period beginning 03/20/02 and thereafter.

(iv)  ☐  If checked here, all references to “            ” in the Agreement as the minimum Current Ratio are hereby deleted and replaced with “            “ for the period beginning                  and thereafter.

(v)  ☐  If checked here, all references to “$            ” in the Agreement as the maximum Capital Expenditures amount are hereby deleted and replaced with “$            ” for the period beginning                  and thereafter.

(vi)  ☐  If checked here, all references to “            ” in the Agreement as the minimum Cash Flow Coverage Ratio are hereby deleted and replaced with “            ” for the period beginning                  and thereafter.

(vii)  ☐  If checked here, all references to “$            ” in the Agreement as the maximum Officers, Directors, Partners, and Management Salaries and Other Compensation amount are hereby deleted and replaced with “$            ” for the period beginning                  and thereafter.

☐  Change in Payment Schedule.    If checked here, effective upon the date of this Amendment, any payment terms are amended as follows:

☐  Change in Late Payment Fee.    If checked here, subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of             % of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank’s right to declare a default hereunder.

Effectiveness of Prior Documents.    Except as specifically amended hereby, the Agreement, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

Preconditions to Effectiveness.    This Amendment shall only become effective upon execution by the Borrower and the Bank, and approval by any other third party required by the Bank.

No Waiver of Defaults; Warranties.    This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

Counterparts.    This Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

Authorization.    The Borrower represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the authority of the Borrower and have been duly authorized by all necessary action.

Attachments.    All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Amendment, are hereby expressly incorporated herein by reference.

March 20, 2002
Dated as of:

NUTECH DIGITAL, INC.

(Individual Borrower)			Borrower Name (Organization)

		(SEAL)	a	CALIFORNIA Corporation

			By:	/s/ LEE KASPER

Borrower Name
Name and Title: Lee Kasper, President
	N/A	(SEAL)

By:

Borrower Name			Name and Title:
N/A

Agreed to:

U.S. BANK N.A.

(Bank)

By:	/s/ GUS GMUSAYNT

Name and Title: Gus Gmusaynt, Vice President

For additional terms see attached addendum

AUTHORIZATION FOR PREAUTHORIZED
DEBITS FOR PAYMENT OF LOANS

1.    NuTech Digital. Inc.    (“Customer”) hereby authorizes and requests U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”) to initiate debit entries (“withdrawals”) from the account indicated below and to transfer the withdrawn funds in accordance with the following instructions.

2.    The withdrawals shall be made from:  ☒  Checking  ☐  Savings  ☐  Money Market

Account Number 1-534-9182-4642
Maintained at X Branch           Bk TR/ABA No.
City Encino State CA Zip 91436

3.    The withdrawn funds shall be transferred to U.S. Bank for application to:

Loan Number                  (the “Loan”)
Maintained at                            Bk TR/ABA No.
City                          State      Zip             .

4.    The amount of each withdrawal shall be:

☐  A fixed amount of $
☐  An amount equal to each scheduled payment periodically due on the Loan of (select only one):
☐  Accrued Interest only  ☐  Designated Principal Payment plus Accrued Interest
☐  Designated Principal Payment only  ☐  Designated Payment of Principal and Interest

U.S. Bank may apply the amount withdrawn as authorized pursuant to the documents governing the Loan.

5.    Withdrawals shall be made on each payment due date of the Loan, which is the:

☐           day of each calendar month
☐           day of each              (list applicable month(s) for quarterly, semi-annual or annual payments)
☐           day of each calendar month beginning                  through and including and on the          day of each (list applicable month(s)) thereafter.

If this box is checked  ☐, notwithstanding the foregoing, Customer acknowledges that U.S. Bank will not make a withdrawal on the final payment due date of the Loan and that U.S. Bank will bill Customer for such final payment.

Withdrawals shall be made on each day indicated above or on the following business day if that day falls on a Saturday, Sunday or legal holiday in the state where the depository account is held.

If there are insufficient funds in the account described above or U.S. Bank is otherwise unable to make any preauthorized debit, U.S. Bank may, at its option, (a) make the automatic debit notwithstanding insufficient available funds and allow the account to become temporarily overdrawn, or (b) refuse to make the automatic debit, in which case Customer agrees to separately make Customer’s Loan payment. Customer agrees to pay all fees on the account resulting from the automatic debits, including any overdraft/NSF charges, and the amount of any resulting overdraft.

Note: If the account indicated in paragraph 2 above is a Money Market Account, the number and frequency of withdrawals is limited as set out in Customers Agreement with U.S. Bank governing such Money Market Account.

6.    Customer acknowledges and agrees that U.S. Bank may cancel this automatic withdrawal service at any time and will endeavor to give written notice to Customer of such cancellation.

7.    Subject to paragraph 6 above, this authorization shall remain in full force and effect until U.S. Bank has received written notification from Customer that this authorization is terminated in such time as to afford U.S. Bank a reasonable opportunity to act on it.

Customer acknowledges receipt of a signed copy of this authorization.

NAME: /S/ LEE KASPER	TITLE

BY:	DATE:

ADDENDUM TO AMENDMENT TO LOAN AGREEMENT AND NOTE

This Addendum is made part of the Amendment to Loan Agreement and Note (the “Amendment”) made and entered into by and between the undersigned borrower (the “Borrower”) and the undersigned bank (the “Bank”) as of the date identified below. The following provisions are hereby added to the Agreement, (or to the extent such provisions already exist, are hereby modified) as follows.

1)  Borrower agrees with Bank that the section titled “Financial Statements” has been modified and replaced with:

Furnish Bank with, as soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, Borrower’s balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Bank, and, as soon as available, but in no event later than sixty (60) days after the end of each fiscal quarter, Borrower’s balance sheet and profit and loss statement for the period ended, reviewed by a certified public accountant satisfactory to Bank. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

2)  Borrower agrees with Bank that Borrower shall rest the Line of Credit facility with no outstanding principal balance for a minimum of thirty (30) consecutive days during the term of the loan.

Dated: March 20, 2002

NUTECH DIGITAL, INC.

By:	/s/ LEE KASPER
Lee Kasper, President

19

COMMERCIAL GUARANTY

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Borrower:	NUTECH DIGITAL, INC. 15210 KESWICK STREET VAN NUYS, CA 91405	Lender:	U.S. Bank National Association 15910 Ventura Boulevard Encino, CA 91436
Guarantor:	LEE KASPER 15210 KESWICK STREET VAN NUYS CA 91405

AMOUNT OF GUARANTY.    The amount of this Guaranty is Unlimited.

CONTINUING UNLIMITED GUARANTY.    For good and valuable consideration, LEE KASPER (“Guarantor”) absolutely and unconditionally guarantees and promises to pay to U.S. Bank National Association (“Lender”) or its order, on demand, in legal tender of the United States of America, the Indebtedness (as that term is defined below) of NUTECH DIGITAL, INC. (“Borrower”) to Lender on the terms and conditions set forth in this Guaranty. Under this Guaranty, the liability of Guarantor is unlimited and the obligations of Guarantor are continuing.

DEFINITIONS.    The following words shall have the following meanings when used in this Guaranty;

Borrower.    The word “Borrower” means NUTECH DIGITAL, INC.

Guarantor.    The word “Guarantor” means LEE KASPER.

Guaranty.    The word “Guaranty” means this Guaranty made by Guarantor for the benefit of Lender dated March 20, 2001.

Indebtedness.    The word “Indebtedness” is used in its most comprehensive sense and means and includes any and all of Borrower’s liabilities, obligations, debts, and indebtedness to Lender, now existing or hereinafter incurred or created, including, without limitation, all loans, advances, interest, costs, debts, overdraft indebtedness, credit card indebtedness, lease obligations, other obligations, and liabilities of Borrower, or any of them, and any present or future judgments against Borrower, or any of them; and whether any such Indebtedness is voluntarily or involuntarily incurred, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined; whether Borrower may be liable individually or jointly with others, or primarily or secondarily, or as guarantor or surety; whether recovery on the Indebtedness may be or may become barred or unenforceable against Borrower for any reason whatsoever; and whether the Indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires, or otherwise.

Lender.    The word “Lender” means U.S. Bank National Association, its successors and assigns.

Related Documents.    The words “Related Documents” mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and ail other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

NATURE OF GUARANTY.    Guarantor’s liability under this Guaranty shall be open and continuous for so long as this Guaranty remains in force. Guarantor intends to guarantee at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all Indebtedness. Accordingly, no payments made upon the Indebtedness will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the Indebtedness or any of the Indebtedness which subsequently arises or is thereafter incurred or contracted. Any married person who signs this Guaranty hereby expressly agrees that recourse may be had against both his or her separate property and community property.

DURATION OF GUARANTY.    This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until all Indebtedness incurred or contracted before receipt by Lender of any notice of revocation shall have been fully and finally paid and satisfied and all other obligations of Guarantor under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor’s written notice of revocation must be mailed to Lender, by certified mail, at the address of Lender listed above or such other place as Lender may designate in writing. Written revocation of this Guaranty will apply only to advances or new Indebtedness created after actual receipt by Lender of Guarantor’s written revocation. For this purpose and without limitation, the term “new Indebtedness’ does not include Indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. This Guaranty will continue to bind Guarantor for all indebtedness incurred by Borrower or committed by Lender prior to receipt of Guarantor’s written notice of revocation, including any extensions, renewals, substitutions or modifications of the Indebtedness. All renewals, extensions, substitutions, and modifications of the Indebtedness granted after Guarantor’s revocation, are contemplated under this Guaranty and, specifically will not be considered to be new Indebtedness. This Guaranty shall bind the estate of Guarantor as to Indebtedness created both before and after the death or incapacity of Guarantor, regardless of Lender’s actual notice of Guarantor’s death. Subject to the foregoing, Guarantor’s executor or administrator or other legal representative may terminate this Guaranty in the same manner in which Guarantor might have terminated it and with the same effect. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation received by Lender from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty. The obligations of Guarantor under this Guaranty shall be in addition to any obligations of Guarantor, or any of them, under any other guaranties of the Indebtedness of Borrower or any other person heretofore or hereafter given to Lender unless such other guaranties are modified or revoked in writing; and this Guaranty shall not, unless herein provided, affect, invalidate, or supersede any such other guaranty. It is anticipated that fluctuations may occur in the aggregate amount of Indebtedness covered by this Guaranty, and it is specifically acknowledged and agreed by Guarantor that reductions in the amount of Indebtedness, even to zero dollars ($0.00), prior to written revocation of this Guaranty by Guarantor shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantor’s heirs, successors and assigns so long as any of the guaranteed Indebtedness remains unpaid and even though the Indebtedness guaranteed may from time to time be zero dollars ($0.00).

GUARANTOR’S AUTHORIZATION TO LENDER.    Guarantor authorizes Lender, either before or after any revocation hereof, without notice or demand and without lessening Guarantor’s liability under this Guaranty, from time to time: (a) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (b) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the Indebtedness; extensions may be repeated and may be for longer than the original loan term; (c) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, subordinate, fall or decide not to perfect, and release any such security, with or without the substitution of new collateral; (d) to release, substitute, agree not to sue, or deal with anyone or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (e) to determine how, when and what application of payments and credits shall be made on the Indebtedness; (f) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (g) to sell, transfer, assign, or grant participations in all or any part of the Indebtedness; and (h) to assign or transfer this Guaranty in whole or in part.

GUARANTOR’S REPRESENTATIONS AND WARRANTIES.    Guarantor represents and warrants to Lender that (a) no representations or agreements of any kind have been made to Guarantor which could limit or qualify in any way the terms of this Guaranty; (b) this Guaranty is executed at Borrower’s request and not at the request of Lender; (c) Guarantor has lull power, right and authority to enter into this Guaranty; (d) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor; (e) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein; (f) upon Lender’s request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information which currently has been, and all future financial information which will be provided to Lender is and will be true and correct in all material respects and fairly present the financial condition of Guarantor as of the dates the financial information is provided; (g) no material adverse change has occurred in Guarantor’s financial condition since the date of the most recent financial statements provided to Lender and no event has occurred which may materially adversely affect Guarantor’s financial condition; (h) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened; (i) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; and (j) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower’s financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances, which might in any way affect Guarantor’s risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

GUARANTOR’S WAIVERS.    Except as prohibited by applicable raw, Guarantor waives any right to require Lender to (a) make any presentment, protest, demand, or notice of any kind, including notice of change of any terms of repayment of the Indebtedness, default by Borrower or any other guarantor or surety, any action or nonaction taken by Borrower, Lender, or any other guarantor or surety of Borrower, or the creation of new or additional Indebtedness; (b) proceed against any person, including Borrower, before proceeding against Guarantor; (c) proceed against any collateral for the Indebtedness, including Borrower’s collateral, before proceeding against Guarantor; (d) apply any payments or proceeds received against the Indebtedness in any order; (e) give notice of the terms, time, and place of any sale of the collateral pursuant to the Uniform Commercial Code or any other law governing such sale; (f) disclose any information about the Indebtedness, the Borrower, the collateral, or any other guarantor or surety, or about any action or nonaction of Lender; or (g) pursue any remedy or course of action in Lender’s power whatsoever.

Guarantor also waives any and all rights or defenses arising by reason of (h) any disability or other defense of Borrower, any other guarantor or surety or any other person; (i) the cessation from any cause whatsoever, other than payment in full, of the Indebtedness; (j) the application of proceeds of the indebtedness by Borrower for purposes other than the purposes understood and intended by Guarantor and Lender; (k) any act of omission or commission by Lender which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any collateral by operation of law or otherwise; (I) any statute of limitations in any action under this Guaranty or on the Indebtedness; or (m) any modification or change in terms of the Indebtedness, whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the Indebtedness is due and any change in the interest rate, and including any such modification or change in terms after revocation of this Guaranty on Indebtedness incurred prior to such revocation.

Guarantor waives any rights and any defenses arising out of an election of remedies by Lender even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise.

Guarantor waives all rights and defenses that Guarantor may have because Borrower’s obligation is secured by real property. This means among other things: (1) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower. (2) If Lender forecloses on any real property collateral pledged by Borrower: (A) The amount of Borrower’s obligation may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. (B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional waiver of any rights and defenses Guarantor may have because Borrower’s obligation is secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.

Guarantor understands and agrees that the foregoing waivers are waivers of substantive rights and defenses to which Guarantor might otherwise be entitled under state and federal law. The rights and defenses waived include, without limitation, those provided by California laws of suretyship and guaranty, anti-deficiency laws, and the Uniform Commercial Code. Guarantor acknowledges that Guarantor has provided these waivers of rights and defenses with the intention that they be fully relied upon by Lender. Until all Indebtedness is paid in full, Guarantor waives any right to enforce any remedy Lender may have against Borrower or any other guarantor, surety, or other person, and further, Guarantor waives any right to participate in any collateral for the Indebtedness now or hereafter held by Lender.

If now or hereafter (a) Borrower shall be or become insolvent, and (b) the Indebtedness shall not at all times until paid be fully secured by collateral pledged by Borrower, Guarantor hereby forever waives and relinquishes in favor of Lender and Borrower, and their respective successors, any claim or right to payment Guarantor may now have or hereafter have or acquire against Borrower, by subrogation or otherwise, so that at no time shall Guarantor be or become a “creditor” of Borrower within the meaning of 11 U.S.C. section 547(b), or any successor provision of the Federal bankruptcy laws.

GUARANTOR’S UNDERSTANDING WITH RESPECT TO WAIVERS.    Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

LENDER’S RIGHT OF SETOFF.    In addition to all liens upon and rights of setoff against the moneys, securities or other property of Guarantor given to Lender by law, Lender shall have, with respect to Guarantor’s obligations to Lender under this Guaranty and to the extent permitted by law, a contractual security interest in and a right of setoff against, and Guarantor hereby assigns, conveys, delivers, pledges, and transfers to Lender all of Guarantor’s right, title and interest in and to, all deposits, moneys, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding however all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Guarantor. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing. Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lender.

SUBORDINATION OF BORROWER’S DEBTS TO GUARANTOR.    Guarantor agrees that the Indebtedness of Borrower to Lender, whether now existing or hereafter created, shall be prior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower. In the event of Insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Indebtedness of Borrower to Lender. Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender hereby is authorized, in the name of Guarantor, from time to time to execute and file financing statements and continuation statements and to execute such other documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

MISCELLANEOUS PROVISIONS.    The following miscellaneous provisions are a part of this Guaranty:

Integration, Amendment.    Guarantor warrants, represents and agrees that this Guaranty, together with any exhibits or schedules incorporated herein, fully incorporates the agreements and understandings of Guarantor with Lender with respect to the subject matter hereof and all prior negotiations, drafts, and other extrinsic communications between Guarantor and Lender shall have no evidentiary effect whatsoever. Guarantor further agrees that Guarantor has read and fully understands the terms of this Guaranty; Guarantor has had the opportunity to be advised by Guarantor’s attorney with respect to this Guaranty; the Guaranty fully reflects Guarantor’s intentions and parol evidence is not required to interpret the terms of this Guaranty. Guarantor hereby indemnifies and holds Lender harmless from all losses, claims, damages, and costs (including Lender’s attorneys’ fees) suffered or incurred by Lender as a result of any breach by Guarantor of the warranties, representations and agreements of this paragraph. No alteration or amendment to this Guaranty shall be effective unless given in writing and signed by the parties sought to be charged or bound by the alteration or amendment.

Applicable Law.    This Guaranty has been delivered to Lender and accepted by Lender in the Stale of California. If there is a lawsuit, Guarantor agrees upon Lender’s request to submit to the jurisdiction of the courts of Sacramento County, State of California. Subject to the provisions on arbitration, this Guaranty shall be governed by and construed in accordance with the laws of the State of California.

Arbitration.    Lender and Guarantor agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Guaranty or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Lender and Guarantor agree that in the event of an action for judicial foreclosure pursuant to California Code of Civil Procedure Section 726, or any similar provision in any other state, the commencement of such an action will not constitute a waiver of the right to arbitrate and the court shall refer to arbitration as much of such action, including counterclaims, as lawfully may be referred to arbitration. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Guaranty shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

Attorneys’ Fees; Expenses.    Guarantor agrees to pay upon demand all of Lender’s costs and expenses, including attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Guaranty. Lender may pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

Notices.    All notices required to be given by either party to the other under this Guaranty shall be in writing, may be sent by telefacsimile (unless otherwise required by law), and, except for revocation notices by Guarantor, shall be effective when actually delivered or when deposited with a nationally recognized overnight courier, or when deposited in the United States mail, first class postage prepaid, addressed to the party to whom the notice is to be given at the address shown above or to such other addresses as either party may designate to the other in writing. All revocation notices by Guarantor shall be in writing and shall be effective only upon delivery to Lender as provided above in the section titled “DURATION OF GUARANTY.” If there is more than one Guarantor notice to any Guarantor will constitute notice to all Guarantors. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor’s current address.

Interpretation.    In all cases where there is more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words “Borrower” and “Guarantor” respectively shall mean all and any one or more of them. The words “Guarantor,” “Borrower,” and “Lender” include the heirs, successors, assigns, and transferees of each of them. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty. If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty in all other respects shall remain valid and enforceable. If any one or more Borrower or Guarantor are corporations or partnerships, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, or agents acting or purporting to act on their behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

Waiver.    Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender’s rights or of any of Guarantor’s obligations as of any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

EACH UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR’S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED “DURATION OF GUARANTY.” NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE. THIS GUARANTY IS DATED MARCH 20, 2001.

25

GUARANTOR:

X	/s/ LEE KASPER
LEE KASPER

LENDER:

U.S. Bank National Association

By:	/s/
Authorized Officer

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BUSINESS SECURITY AGREEMENT

This Business Security Agreement (“Agreement”) is made and entered into by the undersigned borrower, guarantor and/or other obligor/pledgor (the “Debtor”) in favor of U.S. BANK N.A. (the “ Bank”) as of the date set forth on the last page of this Agreement.

ARTICLE I.    SECURITY INTEREST

1.1    Grant of Security Interest.    Debtor hereby grants a security interest in and collaterally assigns the Collateral (defined below) to Bank to secure all of Debtor’s Obligations (defined below) to Bank. The intent of the parties hereto is that the Collateral secures all Obligations of Debtor to Bank, whether or not such Obligations exist under this Agreement or any other agreements, whether now or hereafter existing, between Debtor and Bank or in favor of Bank, including, without limitation, any note, any loan or security agreement, any lease, any mortgage, deed of trust or other pledge of an interest in real or personal property, any guaranty any letter of credit or banker’s acceptance, any agreement for any other services or credit extended by Bank to Debtor even though not specifically enumerated herein, and any other agreement with Bank (together and individually, the “Loan Documents”).

1.2    “Collateral”    means all of the following whether now owned or existing or hereafter acquired by Debtor (or by Debtor with spouse), wherever located (including all documents, general intangibles, additions and accessions, spare and repair parts, special tools, replacements, returned or repossessed goods and books and records relating to the following; and all proceeds, supporting obligations and products of the following) [check all that apply]:

☒
All accounts, instruments, documents, chattel paper, general intangibles, contract rights, investment property (including any securities entitlements and/or securities accounts held by Debtor), securities and certificates of deposit, deposit accounts, and letter of credit rights;

☒	All inventory:

☒	All equipment;

☐	All fixtures; and

☐	Specific Collateral (the following, whether constituting equipment, inventory, fixtures, or other collateral)

In the event the first four boxes are checked, Debtor acknowledges and agrees that, in applying the law of any jurisdiction that at any time enacts all or substantially all of the uniform provisions of Revised Article 9 of the Uniform Commercial Code (1999 Official Text), the foregoing collateral description covers all assets of Debtor. Bank may at any time and from time to time file financing and continuation statements and amendments thereto reflecting the same. Unless otherwise defined, the terms set forth in this Agreement shall have the meanings set forth in the Uniform Commercial Code as adopted in the Loan Documents and as amended from time to time. The defined terms hereunder shall be interpreted in a manner most favorable to Bank.

1.3    “Obligations” means all Debtor’s debts (except for consumer credit if Debtor is a natural person), liabilities, obligations, covenants, warranties, and duties to Bank (plus its affiliates including any credit card debt, but specifically excluding any type of consumer credit), whether now or hereafter existing or incurred, whether liquidated or unliquidated, whether absolute or contingent, whether arising out of the Loan Documents or otherwise, and all other debts and obligations due Bank under any lease, agricultural, real estate or other financing transaction and regardless of whether such financing is related in time or type to the financing provided at the time of grant of this security interest, and regardless of whether such Obligations arise out of existing or future credit granted by Bank to any Debtor, to any Debtor and others, to others guaranteed, endorsed or otherwise secured by any Debtor or to any debtor-in-possession or other successor-in-interest of any Debtor, and including principal, interest, fees, expenses and charges relating to any of the foregoing.

ARTICLE II.    WARRANTIES AND COVENANTS

In addition to all other warranties and covenants of Debtor under the Loan Documents which are expressly incorporated herein as, part of this Agreement and while any part of the credit granted Debtor under the Loan Documents is available or any Obligations of Debtor to Bank are unpaid or outstanding, Debtor continuously warrants and agrees as follows:

2.1    Debtor’s Name, Location; Notice of Location Changes.    Except as indicated in the Article 9 Certificate executed by Debtor and made a part hereof, Debtor’s name and organizational structure has remained the same during the past five (5) years. Debtor will continue to use only the name set forth with Debtor’s signature unless Debtor gives Bank prior written notice of any change. Furthermore, Debtor shall not do business under another name nor use any trade name without giving ten (10) days prior written notice to Bank. Debtor will not change its status or organizational structure without the prior written consent of Bank. Debtor will not change its location or registration (if Debtor is a registered organization) to another state without prior written notice to Bank. The address appearing in the Article 9 Certificate is Debtor’s chief executive office (or residence if Debtor is a sole proprietor).

2.2    Status of Collateral.    All Collateral is genuine and validly existing. Except for items of insignificant value or as otherwise reflected in writing by Debtor to Bank under a borrowing base or otherwise, (i) Collateral constituting inventory, equipment and fixtures is in good condition, not obsolete and is either currently saleable or usable; and (ii) Collateral constituting accounts, contract rights, notes, chattel paper and other third-party obligations to pay is fully enforceable in accordance with its terms and not subject to return, dispute, setoff, credit allowance or adjustment, except for discounts for prompt payment. Unless Debtor provides Bank with written notice to the contrary, Debtor has no notice or knowledge of anything that would impair the ability of any third-party obligor to pay any debt to Debtor when due.

2.3    Ownership; Maintenance of Collateral; Restrictions on Liens and Dispositions.    Debtor is the sole owner of the Collateral free of all liens, claims, other encumbrances and security interests except as permitted in writing by Bank. Debtor shall: (i) maintain the Collateral in good condition and repair (reasonable wear and tear excepted), and not permit its value to be impaired; (ii) not permit waste, removal or loss of identity of the Collateral; (iii) keep the Collateral free from all liens, executions, attachments, claims, encumbrances and security interests (other than Bank’s paramount security interest and those permitted in writing by Bank); (iv) defend the Collateral against all claims and legal proceedings by persons other than Bank; (v) pay and discharge when due all taxes, levies and other charges or fees upon the Collateral except for payment of taxes contested by Debtor in good faith by appropriate proceedings so long as no levy or lien has been imposed upon the Collateral; (vi) not lease, sell or transfer the Collateral to any party nor move it to any new location outside of the ordinary course of business; (vii) not permit the Collateral, without the consent of Bank, to become a fixture or an accession to other goods; (viii) not permit the Collateral to be used in violation of any applicable law, regulation or policy of insurance; and, (ix) as to the Collateral consisting of instruments and chattel paper, preserve Bank’s rights in it against air other parties. Notwithstanding the above, Debtor may sell, lease or transfer inventory in the ordinary course of its business provided that no sale, lease or transfer shall include any transferor sale in satisfaction (partial or complete) of a debt owed by Debtor; title will not pass to buyer until Debtor physically delivers the goods to buyer or Debtor ships the goods F.O.B. to buyer’s destination; and sales and/or leases to Debtor’s affiliates shall be for fair market value, cash on delivery, with the proceeds remitted to Bank.

2.4    Maintenance of Security Interest; Purchase Money Security Interests.    Debtor shall take any action requested by Bank to preserve the Collateral and to establish the value of, the priority of, to perfect, to continue the perfection of or to enforce Bank’s interest in the Collateral and Bank’s rights under this Agreement; and shall pay all costs and expenses related thereto. Debtor shall also cooperate with Bank in obtaining control (for purposes of perfection under the Uniform Commercial Code) of Collateral consisting of deposit accounts, investment property, letter of credit rights, electronic chattel paper and any other collateral where Bank may obtain perfection through control. Debtor hereby authorizes Bank to take any and all actions described above and in place of Debtor with respect to the Collateral and hereby ratifies any such actions Bank has taken prior to the date of this Agreement and hereafter, which actions may include, without limitation, filing UCC financing statements and obtaining or attempting to obtain control agreements from holders of the Collateral. Debtor and Bank intend to maintain the full effect of any purchase money security interest granted in favor of Bank notwithstanding the fact that the Collateral so purchased is also pledged as security for other Obligations under the Loan Documents.

2.5    Collateral Inspections; Modifications and Changes in Collateral.    At reasonable times, Bank may examine the Collateral and Debtor’s records pertaining to it, wherever located, and make copies of such records at Debtor’s expense; and Debtor shall assist Bank in so doing. Without Bank’s prior written consent, Debtor shall not alter, modify, discount, extend, renew or cancel any Collateral, except for ordinary discounts for prompt payment on accounts, physical modifications to the inventory occurring in the manufacturing process or alterations to equipment which do not materially affect its value. Debtor shall promptly notify Bank in writing of any material change in the condition of the Collateral and of any change in location of the Collateral.

2.6    Collateral Records, Reports and Statements.    Debtor shall keep accurate and complete records respecting the Collateral in such form as Bank may approve. At such times as Bank may require, Debtor shall furnish to Bank any records/information Bank might require, including, without limitation, a statement certified by Debtor and in such form and containing such information as may be prescribed by Bank showing the current status and value of the Collateral.

2.7    Chattel Paper, Instruments, Etc.    Chattel paper, instruments, drafts, notes, acceptances, and other documents which constitute Collateral shall be on forms satisfactory to Bank. Debtor shall promptly mark chattel paper to indicate conspicuously Bank’s security interest therein, shall not deliver any chattel paper or negotiable instruments to any other entity and, upon request, shall deliver any original chattel paper, instruments, drafts, notes, acceptances and other documents which constitute Collateral to Bank.

2.8    United States Government Contracts.    If any accounts or contract rights arose out of contracts with the United States or any of its departments, agencies or instrumentalities, Debtor shall promptly notify Bank and execute any writings required by Bank so that any money due or to become due under such contracts shall be assigned to Bank under the Federal Assignment of Claims Act.

2.9    Environmental Matters.    Except as disclosed in a written schedule attached to this Agreement (if no schedule is attached, there are no exceptions), there exists no uncorrected violation by Debtor of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively “Environmental Laws’). The term “Hazardous Substances” shall mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. Debtor is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that Debtor (i) has violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively “Remedial Action”); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. There are not now, nor to Debtor’s knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by Debtor during the periods that Debtor owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action. To Debtor’s knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect Debtor or its business, and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject Debtor to Remedial Action or other liability. Debtor currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by Debtor or Remedial Action or other response by or on the part of Debtor under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from Debtor for an alleged violation of Environmental Laws.

2.10    Insurance.    Debtor will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is satisfactory to Bank, including insurance for fire and other risks insured against by extended or comprehensive coverage, public liability insurance and workers’ compensation insurance; and will designate Bank as loss payee with a “Lender’s Loss Payable” endorsement on any casualty policies and take such other action as Bank may reasonably request to ensure that Bank will receive (subject to no other interests) the insurance proceeds of the Collateral. Debtor hereby assigns all insurance proceeds to and irrevocably directs, while any Obligations remain unpaid, any insurer to pay to Bank the proceeds of all such insurance and any premium refund; and authorizes Bank to endorse Debtor’s name to effect the same, to make, adjust or settle, in Debtor’s name, any claim on any insurance policy relating to the Collateral; and, at the option of Bank, to apply such proceeds and refunds to the Obligations or to restoration of the Collateral, returning any excess to Debtor. In the event of any failure of the Debtor to obtain or maintain any insurance required hereunder, the Bank shall have the authority, but not the obligation, to obtain any such insurance coverage, and the Debtor shall immediately reimburse the Bank for the cost thereof, together with interest on such amount at the highest rate of interest then accruing on any of the Obligations.

ARTICLE III.    COLLECTIONS

3.1    Deposit with Bank.    At any time Bank may require that all proceeds of Collateral received by Debtor shall be held by Debtor upon an express trust for Bank, shall not be commingled with any other funds or property of Debtor and shall be turned over to Bank in precisely the form received (but endorsed by Debtor, if necessary for collection) not later than the business day following the day of their receipt. All proceeds of Collateral received by Bank directly or from Debtor shall be applied against the Obligations in such order and at such times as Bank shall determine.

ARTICLE IV.    RIGHTS AND DUTIES OF BANK

In addition to all other rights (including setoff) and duties of Bank under the Loan Documents which are expressly incorporated herein as a part of this Agreement, the following provisions shall also apply:

4.1    Authority to Perform for Debtor.    Debtor presently appoints any officer of Bank as Debtor’s attorney-in-fact (coupled with an interest and irrevocable while any Obligations remain unpaid to do any of the following upon default by Debtor hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between Debtor and Bank): (i) to file, endorse or place the name of Debtor on any invoice or document of title relating to accounts, drafts against customers, notices to customers, notes, acceptances, assignments of government contracts, instruments, financing statements, checks, drafts, money orders, insurance claims or payments or other documents evidencing payment or a security interest relating to the Collateral; (ii) to receive, open and dispose of all mail addressed to Debtor and to notify the Post Office authorities to change the address for delivery of mail addressed to Debtor to an address designated by Bank; (iii) to do all such other acts and things necessary to carry out Debtor’s duties under this Agreement and the other loan Documents; and (iv) to perfect, protect and/or realize upon Bank’s interest in the Collateral. If the Collateral includes funds or property in depository accounts, Debtor authorizes each of its depository institutions to remit to Bank, without liability to Debtor, all of Debtor’s funds on deposit with such institution upon written direction by Bank after default by Debtor hereunder. All acts by Bank are hereby ratified and approved, and Bank shall not be liable for any acts of commission or omission, nor for any errors of judgment or mistakes of fact or law.

4.2    Verification and Notification; Bank’s Rights.    Bank may verify Collateral in any manner, and Debtor shall assist Bank in so doing. Upon the occurrence of a default hereunder, Bank may at any time and Debtor shall, upon request of Bank, notify the account debtors to make payment directly to Bank; and Bank may enforce collection of, sell, settle, compromise, extend or renew the indebtedness of such account debtors; all without notice to or the consent of Debtor. Until account debtors are so notified, Debtor, as agent of Bank, shall make collections on the Collateral. Bank may at any time notify any bailee possessing Collateral to turn over the Collateral to Bank.

4.3    Collateral Preservation.    Bank shall use reasonable care in the custody and preservation of any Collateral in its physical possession but in determining such standard of reasonable care, Debtor expressly acknowledges that Bank has no duty to: (i) insure the Collateral against hazards; (ii) ensure that the Collateral will not cause damage to property or injury to third parties; (iii) protect it from seizure, theft or conversion by third parties, third parties’ claims or acts of God; (iv) give to Debtor any notices received by Bank regarding the Collateral; (v) perfect or continue perfection of any security interest in favor of Debtor; (vi) perform any services, complete any work-in-process or take any other action in connection with the management or maintenance of the Collateral; or (vii) sue or otherwise effect collection upon any accounts even if Bank shall have made a demand for payment upon individual account debtors. Notwithstanding any failure by Bank to use reasonable care in preserving the Collateral, Debtor agrees that Bank shall not be liable for consequential or special damages arising therefrom.

ARTICLE V.    DEFAULTS AND REMEDIES

Bank may enforce its rights and remedies under this Agreement upon default. A default shall occur if Debtor fails to comply with the terms of any Loan Documents (including this Agreement or any guaranty by Debtor) a demand for payment is made under a demand loan, or any other obligor fails to comply with the terms of any Loan Documents for which Debtor has given Bank a guaranty or pledge.

5.1    Cumulative Remedies; Notice; Waiver.    In addition to the remedies for default set forth in the Loan Documents, Bank upon default shall have all other rights and remedies for default provided by the Uniform Commercial Code, as well as any other applicable law and this Agreement, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO REPOSSESS, RENDER UNUSABLE AND/OR DISPOSE OF THE COLLATERAL WITHOUT JUDICIAL PROCESS. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Bank would otherwise have. With respect to such rights and remedies:

(a)  Assembling Collateral; Storage; Use of Debtor’s Name/Other Property.    Bank may require Debtor to assemble the Collateral and to make it available to Bank at any convenient place designated by Bank. Debtor recognizes that Bank will not have an adequate remedy in law if this obligation is breached and accordingly, Debtor’s obligation to assemble the Collateral shall be specifically enforceable. Bank shall have the right to take immediate possession of said Collateral and Debtor irrevocably authorizes Bank to enter any of the premises wherever said Collateral shall be located, and to store, repair, maintain, assemble, manufacture, advertise and sell, lease or dispose of (by public sale or otherwise) the same on said premises until sold, all without charge or rent to Bank. Bank is hereby granted an irrevocable license to use, without charge, Debtor’s equipment, inventory, labels, patents, copyrights, franchises, names, trade secrets, trade names, trademarks and advertising matter and any property of a similar nature; and Debtor’s rights under all licenses and franchise agreements shall inure to Bank’s benefit. Further, Debtor releases Bank from obtaining a bond or surety with respect to any repossession and/or disposition of the Collateral.

(b)  Notice of Disposition.    Written notice, when required by law, sent to any address of Debtor in this Agreement, at least five (5) calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice but less notice may be reasonable under the circumstances. Notification to account debtors by Bank shall not be deemed a disposition of the Collateral. Notice of any record shall be deemed delivered when the record has been (a) deposited in the United States Mail, postage pre-paid, (b) received by overnight delivery service, (c) received by telex, (d) received by telecopy, (e) received through the internet, or (f) when personally delivered.

(c)  Possession of Collateral/Commercial Reasonableness.    Bank shall not, at any time, be obligated to either take or retain possession or control of the Collateral. With respect to Collateral in the possession or control of Bank, Debtor and Bank agree that as a standard for determining commercial reasonableness, Bank need not liquidate, collect, sell or otherwise dispose of any of the Collateral if Bank believes, in good faith, that disposition of the Collateral would not be commercially reasonable, would-subject Bank to third-party claims or liability, that other potential purchasers could be attracted or that a better price could be obtained if Bank held the Collateral for up to 2 years. Bank may sell Collateral without giving any warranties and may specifically disclaim any warranties of title or the like. Furthermore, Bank may sell the Collateral on credit (and reduce the Obligations only when payment is received from the buyer), at wholesale and/or with or without an agent or broker; and Bank need not complete, process, repair, clean-up or otherwise prepare the Collateral prior to disposition. If the purchaser fails to pay for the Collateral, Bank my resell the Collateral and Debtor shall be credited with the cash proceeds of the sale. Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)  Waiver by Debtor.    Bank has no obligation and Debtor waives any obligation to attempt to satisfy the Obligations by collecting the obligations from any third parties and Bank may release, modify or waive any collateral provided by any third party to secure any of the Obligations, all without affecting Bank’s rights against Debtor. Debtor further waives any obligation on the part of Bank to marshal any assets in favor of Debtor or in payment of the Obligations. Notwithstanding any provisions in this Agreement or any other agreement between Debtor and Bank, Debtor does not waive any statutory rights except to the extent that the waiver thereof is permitted by law.

(e)  Waiver by Bank.    Bank may permit Debtor to attempt to remedy any default without waiving its rights and remedies hereunder, and Bank may waive any default without waiving any other subsequent or prior default by Debtor. Furthermore, delay on the part of Bank in exercising any right, power or privilege hereunder or at law shall not operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude other exercise thereof or the exercise of any other right, power or privilege. No waiver or suspension shall be deemed to have occurred unless Bank has expressly agreed in writing specifying. such waiver or suspension.

ARTICLE VI.    MISCELLANEOUS

All other provisions in the Loan Documents are expressly incorporated as a part of this Agreement.

All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Agreement, are hereby expressly incorporated by reference.

IN WITNESS WHEREOF, the undersigned has/have executed this BUSINESS SECURITY AGREEMENT as MARCH 20, 2002.

(Individual Debtor)			NUTECH DIGITAL, INC.

Debtor Name (Organization)

		(SEAL)	a	CALIFORNIA Corporation

			By:	/s/ LEE KASPER

Debtor Name	N/A

			Name and Title:	Lee Kasper, President

(SEAL)

By:

Debtor Name	N/A		Name and Title:

INSURANCE COVERAGE FOR THE BENEFIT OF THE BANK

TO: INSURANCE AGENT	OWNER:

PCPP4006078	NUTECH DIGITAL, INC
Policy Number	Name

310-207-7737	15210 KESWICK STREET
Telephone Number	Address

COAST INSURANCE AGENCY	VAN NUYS, CA 91405
Insurance Company Name	City State Zip Code

Insurance Agent’s Name

11611 SAN VICENTE BLVD., SUITE 720

Address

LOS ANGELES,	CA	90049

City	State	Zip Code

As set forth below, this is a request and authorization that you name U.S. BANK N.A. (“the Bank”) as “Lenders Loss Payee” and/or “Mortgage Payee” under our property coverage from COAST INSUARANCE AGENCY (insert name of insurance company as follows:

(Fill Out the Appropriate Sections)

☒    Lenders Loss Payee on all our tangible personal property (inventory/equipment) in the minimum amount of $50,000.00 and on any Business Interruption Insurance we have bound.

☐    Lenders Loss Payee on that equipment described below or on the attached sheet in the minimum amount of $

☐    Lenders Loss Payee on motor vehicles up to their insurable value, as described below or on the attached sheet.

Year	Make	Model	VIN/Serial #

Year	Make	Model	VIN/Serial #

☐    Mortgage Payee on real estate at the following locations with coverage in the amounts specified:

$

Address City State	Amount of Coverage

$

Address City State	Amount of Coverage
$

Address City State	Amount of Coverage

The Bank will require a binder or certificate showing such coverage and listing the Bank as Lenders Loss Payee and/or Mortgage Payee as stated above, or, alternatively, please provide the Bank with language from the policy showing its “Lender Loss Payee” and/or “Mortgage Payee” coverage. Such coverage should insure that the Bank is paid in the event of loss despite any neglect on our part, and that the Bank is given prior notice of cancellation.

Lastly, the Bank requires that there be no other loss payee and/or mortgage payee on its collateral without its consent. If there presently exists any other loss payee and/or mortgage payee on such collateral, please itemize such parties and their insured collateral on a separate attachment.

Please send the binder/certificate and any applicable loss payee/mortgage list to:

U.S. Bank N.A.
Attn:    Corporate Loan Servicing Center
            Commercial Collateral
#651730594318/26
555 SW Oak PD_OR_P7LD
Portland, OR 97204

Please direct any questions regarding this request to: 1-503-275-7136.

Thank you for your assistance.

Nutech Digital, Inc.
(Owner Name)

By: /s/ LEE KASPER
(Owner’s Signature)

Name and Title: Lee Kasper, President
(For Company Only)